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                      CONSENT OF ARTHUR ANDERSEN & CO.



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our reports dated July 30, 1993 included in Registration Statement File No. 33-53121 on Form S-4. It should be noted that we have not audited any financial statements of Grand Valley Gas Company subsequent to May 31, 1993 or performed any audit procedures subsequent to the date of our report.





ARTHUR ANDERSEN & CO.


Salt Lake City, Utah
  July 14, 1994